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                                                                    EXHIBIT 11.2

                             WEBLINK WIRELESS, INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

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
                                                                       THREE MONTHS ENDED JUNE 30, 1999
                                                       -------------------------------------------------------------------
                                                          NUMBER                    PERCENT                  EQUIVALENT
                                                         OF SHARES                OUTSTANDING                  SHARES
                                                       ---------------           ---------------           ---------------
COMMON STOCK
   From Founders' Stock                                      2,300,000                    100.00%                2,300,000
   Stock Options Exercised                                   1,074,725                    100.00%                1,074,725
   Preferred Stock Converted to Common Stock                15,310,943                    100.00%               15,310,943
   1994 Common Stock Offerings                              11,242,857                    100.00%               11,242,857
   1995 Common Stock Offerings                               4,323,874                    100.00%                4,323,874
   1996 Common Stock Offering                                6,000,000                    100.00%                6,000,000
   Employee Stock Purchase Plan Shares Issued                  127,399                     87.23%                  111,124
   Warrants Exercised                                           49,450                    100.00%                   49,450
                                                       ---------------                                     ---------------
                                                            40,429,248                                          40,412,973

WEIGHTED AVERAGE SHARES OUTSTANDING                                                                             40,412,973

NET LOSS                                                                                                      (25,348,032)

NET LOSS PER SHARE                                                                                         $         (0.63)
                                                                                                           ===============
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